UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

__________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	December 6, 2005

First Bancshares, Inc.
(Exact Name of Registrant as Specified in Charter)

Missouri	0-22842	43-1654695
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

142 East First Street, Mountain Grove, Missouri		65711
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code	(417) 926-5151

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On December 6, 2005, First Bancshares, Inc. (“Company”) issued a press release announcing the appointment of James W. Duncan as President and Chief Executive Officer of the Company and its financial institution subsidiary, First Home Savings Bank (“Bank”), effective on or before December 19, 2005. Mr. Duncan will replace Stephen H. Romines who had been serving as the interim President and Chief Executive Officer of the Company and the Bank.

In connection with Mr. Duncan’s appointment, Mr. Romines also announced that he will retire as director emeritus of the Company and the Bank effective December 31, 2005.

Additional information regarding the appointment of Mr. Duncan is contained in the Company’s press release, which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

99.1

News Release of First Bancshares, Inc. dated December 6, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December  6, 2005

FIRST BANCSHARES, INC.

/s/ Stephen H. Romines

Stephen H. Romines

Interim President and Chief Executive Officer

Exhibit 99.1

News Release Dated December 6, 2005

**FOR IMMEDIATE RELEASE**

FIRST BANCSHARES, INC.

ANNOUNCES APPOINTMENT OF NEW PRESIDENT

AND CHIEF EXECUTIVE OFFICER

Mountain Grove, Missouri (December 6, 2005) – First Bancshares, Inc. (Nasdaq - FstBksh: “FBSI”) (the “Company”), the parent company of First Home Savings Bank, Mountain Grove, Missouri (“Bank”), today announced that James W. Duncan has been named President and Chief Executive Officer of the Company and of the Bank. Mr. Duncan will join the Company and the Bank on or before December 19, 2005 replacing Stephen H. Romines who has served as interim President and Chief Executive Officer since September 8, 2005.

Mr. Duncan joins the Company and the Bank from Southern Missouri Bank & Trust Company located in Poplar Bluff, Missouri, where he has served as Executive Vice President and Chairman of the Loan Department since 1999.  As Executive Vice President and Chairman of the Loan Department, he was responsible for assisting the president of the Bank with the Bank’s administration and supervising all of the Bank’s lending activities. Mr. Duncan is a graduate from the University of Illinois and from the Graduate School of Banking.

In announcing Mr. Duncan’s appointment, Mr. Thomas Sutherland, Chairman of the Board, stated “We are pleased to welcome Jim to the Bank and feel very fortunate to have an executive with Jim’s experience joining our organization. He has over 20 years of banking experience in all facets of banking and financial services.”

Stephen H. Romines, who has served as interim President and Chief Executive Officer of the  Company and the Bank since September 8, 2005, also announced that he will retire as director emeritus of the Company and the Bank effective December 31, 2005.   Mr. Romines is the former Chairman, Chief Executive Officer and President of the Company and the Bank and served the Company and the Bank for almost 30 years in various capacities until his retirement in 2004.

“The Bank is indebted to Steve for his years of commitment and service to the Bank and the Company.  He provided the groundwork for the success of our organization and is to be commended for his contribution in leading and growing the Bank. We are particularly grateful to him for coming out of retirement to serve as our interim President and Chief Executive Officer.”

First Home Savings Bank is an FDIC-insured savings bank chartered by the State of Missouri that conducts business from its home office in Mountain Grove, Missouri and nine full service branch facilities in Marshfield, Ava, Gainesville, Sparta, Theodosia, Crane, Galena, Kissee Mills and Rockaway Beach, Missouri.

At September 30, 2005, First Bancshares, Inc. had consolidated total assets of $239.0 million and stockholders’ equity of $26.6 million.

Forward-looking statements:

Certain matters discussed in this press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are made pursuant to the safe harbors of the PSLRA. Any such forward-looking statements are subject to various risks and uncertainties and are therefore qualified by First Bancshares, Inc.’s cautionary statements contained in its filings with the Securities and Exchange Commission, including, but not limited to Annual Reports on Form 10-KSB, Quarterly Reports on Form 10-QSB and Current Reports on Form 8-K.   Accordingly, these factors should be considered in evaluating forward-looking statements, and undue reliance should not be placed on such statements.  The Company undertakes no responsibility to update or revise any forward-looking statements.

For additional information contact Stephen H. Romines at (417) 926-5151.